24. DATE AND SIGNATURE PAGE - CERTIFICATION

I, Kurtis J. Brown, P.G., do hereby certify that:

1.	I am the Senior Vice President of Exploration, Uranerz Energy Corporation, 1701 East “E” Street, P.O. Box 50850, Casper, Wyoming, USA.
2.	I graduated with a Bachelor of Arts degree in Geology from the University of Wyoming, in 1972.
3.	I am a Certified Professional Geologist in Wyoming through the State of Wyoming Board of Professional Geologists, PG #944.
4.

I have worked as a professional geologist for a total of 24 years. Specifically, I have been involved with uranium exploration projects, uranium ISR well field drilling and operations in Wyoming, coal drilling and mining for surface and underground operations in Wyoming and ISR borate mining in California. I have calculated reserves for these projects as well as taken the projects into active mining status. I have managed drilling programs and installed multi-million dollar well fields.

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43- 101.

6.

I am the Author and am responsible for the preparation of the technical report entitled “Technical Report, Nichols Ranch Property, Johnson and Campbell Counties, Wyoming” dated June 5, 2009 (the “Report”).

7.	I last visited the North Butte Satellite Properties on May 20, 2009, as stated in Section 4.5 of this technical report, and have had prior involvement with the Nichols Ranch property.
8.

As of the date hereof, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

9.	I am not independent of the issuer however, I am certifying this technical report under NI 43-101 rules, “Standards of Disclosure for Mineral Projects”, Part 5.3, (1), (c), (ii).
10.	I have read NI 43-101 and Form 43-101F1, and the technical report has been prepared in compliance with same.
11.	I consent to the filing of the technical report with any stock exchange and other regulatory authority.

The effective date of this Report is June 5, 2009.

Original Signed as of
June 5, 2009